Exhibit 10.15


                             COLLATERALIZED GUARANTY

TO:     DEUTSCHE FINANCIAL SERVICES (UK) LTD. ("DFS")

1. Guaranty and Indemnification. In consideration of financing provided or to be provided by you to Elcom Group Limited ("Dealer"), and for other good and valuable consideration received, the undersigned (individually and/or collectively "Guarantor") unconditionally and absolutely guaranty to DFS, from property held separately or jointly, the immediate payment when due of all current and future liabilities owed by Dealer to DFS, whether such liabilities are direct or indirect ("Liabilities"). Guarantor will pay DFS on demand the full amount of all sums owed by Dealer to DFS, together with all costs and expenses (including, without limitation, reasonable attorneys' fees). Guarantor also indemnifies and holds DFS harmless from and against all (a) losses, costs and expenses DFS incurs and/or is liable for (including, without limitation, reasonable attorneys' fees) and (b) claims, actions and demands made by Dealer or any third party against DFS, which in any way relate to any relationship or transaction between DFS and Dealer.

2. Consents. This Guaranty will not be released, discharged or affected by, and Guarantor hereby irrevocably consents to, any: (a) change in the manner, place, or terms of payment or performance in any current or future agreement between DFS and Dealer, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Dealer's financial condition; (c) interruption of relations between Dealer and DFS or Guarantor; (d) claim or action by Dealer against DFS; and/or (e) increases or decreases in any credit DFS may provide to Dealer.

3. Unconditional Obligations. Guarantor will pay DFS even if DFS has not: (a) notified Dealer that it is in default of the Liabilities, and/or that DFS intends to accelerate or has accelerated the payment of all or any part of the Liabilities, or (b) exercised any of DFS' rights or remedies against Dealer, any other person or any current or future collateral. If Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to DFS.

4. Waivers. Guarantor irrevocably waives: notice of DFS' acceptance of this Guaranty, presentment, demand, protest, nonpayment, nonperformance, notice of breach or default, notice of intent to accelerate and notice of acceleration of any indebtedness of Dealer, any right of contribution from other guarantors, dishonor, the amount of indebtedness of Dealer outstanding at any time, the number and amount of advances made by DFS to Dealer in reliance on this Guaranty and any claim or action against Dealer; all other demands and notices required by law; all rights of offset and counterclaims against DFS or Dealer; all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement). Guarantor also waives all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, Guarantor hereby irrevocably subordinates to DFS any and all of Guarantor's present and future rights and remedies: (a) of subrogation against Dealer to any of DFS' rights or remedies against Dealer, (b) of contribution, reimbursement, indemnification and restoration from Dealer; and (c) to assert any other claim or action against Dealer directly or indirectly relating to this Guaranty, such subordinations to last until DFS has been paid in full for all Liabilities. All of Guarantor's waivers and subordinations herein will survive any termination of this Guaranty.

5. Warranties and Representations. Guarantor has made an independent investigation of the financial condition of Dealer and gives this Guaranty based on that investigation and not upon any representation made by DFS. Guarantor has access to current and future Dealer financial information which enables Guarantor to remain continuously informed of Dealer's financial condition. Guarantor represents and warrants to DFS that Guarantor has received and will receive substantial direct or indirect benefit by making this Guaranty and incurring the Liabilities. Guarantor also represents and warrants to DFS that Guarantor is

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solvent and  Guarantor's  execution  of this  Guaranty  will not make  Guarantor insolvent. Guarantor further represents and warrants to DFS that: (a) the present fair salable value of Guarantor's assets is greater than the amount required to pay Guarantor's liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); and (b) Guarantor now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature.

6. Grant of Security Interest. To secure payment of all Liabilities and all of Guarantor's current and future debts to DFS, whether under this Guaranty or any current or future guaranty or other agreement, Guarantor grants DFS a security interest in all of Guarantor's inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents, and general intangibles; all whether now owned or hereafter acquired, and all attachments, accessories, accessions, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by DFS for Dealer or Guarantor, and all proceeds thereof, will be held in trust by Guarantor for DFS.

7. Additional Warranties and Representations. Guarantor warrants and represents to DFS that: (a) Guarantor has good title to all Collateral; (b) DFS' security interest in the Collateral financed by DFS for Dealer or Guarantor is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person, other than the security interest granted to Deutsche Financial Services Corporation; (c) Guarantor will execute all documents DFS requests to perfect and maintain DFS' security interest in the Collateral; (d) Guarantor will deliver to DFS immediately upon each request, and DFS may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by DFS for Dealer or Guarantor; (e) Guarantor will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (f) Guarantor has the right and is duly authorized to enter into this Guaranty; (g) Guarantor's execution of this Guaranty does not constitute a breach of any agreement to which Guarantor is now or hereafter becomes bound;
(h) there are and will be no actions or proceedings pending or threatened against Guarantor which might result in any material adverse change in Guarantor's financial or business condition or which might in any way adversely affect any of Guarantor's assets; (i) Guarantor will maintain the Collateral in good condition and repair; (j) Guarantor has duly filed and will duly file all tax returns required by law; (k) Guarantor has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Guarantor will keep and maintain all of its books and records pertaining to the Collateral at its principal place of business designated below; (m) Guarantor will promptly supply DFS with such information concerning it as DFS hereafter may reasonably request; (n) all Collateral will be kept at Dealer's principal place of business or Guarantor's place of business listed below, and such other locations, if any, of which Dealer or Guarantor has notified DFS in writing or as listed on any current or future Exhibit "A" attached to any Agreement for Wholesale Financing or security agreement between Dealer and DFS or this Guaranty which written notice(s) to DFS and Exhibit A(s) are incorporated herein by reference; (o) Guarantor will give DFS thirty (30) days prior written notice of any change in Guarantor's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving any books and records to any other location; (p) Guarantor will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of DFS thereunder; (q) Guarantor will advise DFS of the commencement of material legal proceedings against Dealer or Guarantor; and (r) Guarantor will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof.

8. Negative Covenants. Guarantor will not at any time (without DFS' prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease,

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demonstrate,  consign,  or use any  Collateral  financed  by DFS for  Dealer  or
Guarantor; or (c) enter into any mergers, consolidations, reorganizations or recapitalizations without DFS' prior written consent other than as contemplated herein, except for any such transaction which results in the indefeasible satisfaction in full of all Liabilities to DFS and termination of the agreements between DFS and Dealer in accordance with the terms thereof.

9. Insurance. Guarantor will immediately notify DFS of any loss, theft or damage to any Collateral. Guarantor will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to DFS, naming DFS as a lender loss-payee and containing standard lender's loss payable and termination provisions. Guarantor will provide DFS with written evidence of such property insurance coverage and lender's loss-payee endorsement.

10. Financial Statements. Guarantor will provide DFS with financial statements on it each year within one hundred twenty (120) days after the end of Dealer's fiscal year end. Guarantor warrants and represents to DFS that all financial statements and information relating to Guarantor or Dealer which have been or may hereafter be delivered by Guarantor or Dealer to DFS are true and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to previously delivered statements and information, there has been no material adverse change in the financial or business condition of Guarantor or Dealer since the submission to DFS, either as of the date of delivery, or if different, the date specified therein, and Guarantor acknowledges DFS' reliance thereon.

11.   Financial Covenants.

              (a) Guarantor agrees that it will at all times maintain the following:

                     (i) a  Tangible  Net Worth  plus  Subordinated  Debt in the combined amount of not less than Forty-Five Million Dollars ($45,000,000);

                     (ii)  a  ratio  of  Debt  to   Tangible   Net  Worth   plus
              Subordinated Debt of not more than Three and one-half to One (3.5:1.0);

              (b) During any fiscal year, not more than one fiscal quarter thereof shall evidence a before tax loss, excluding any expense charges relating to the Intangibles, as determined in accordance with GAAP; and

              (c) For each fiscal year, Guarantor shall achieve before tax income, excluding any expense charges relating to the Intangibles, as determined in accordance with GAAP, of not less than one dollar ($1.00).

              For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Guarantor's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Guarantor's liabilities and indebtedness for borrowed money of any kind and nature whatsoever other than Subordinated Debt (as defined below), whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Guarantor has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Guarantor; provided that Debt shall not include any liability item on Guarantor's financial statements

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              which represents a minority  ownership  interest in any
              Subsidiary; (iv) "Subordinated Debt" means all Debt which is subordinated to the payment of Guarantor's liabilities to DFS by an agreement in form and substance satisfactory to DFS plus any liability item on Guarantor's financial statements which represents a minority ownership interest in any Subsidiary; and
              (v) "Subsidiary" means any corporation in which Guarantor or a subsidiary of Guarantor owns or controls greater than fifty percent (50%) of the voting securities, or any partnership or joint venture in which Guarantor or a subsidiary of Guarantor owns or controls greater than fifty percent (50%) of the aggregate equitable interest. The foregoing terms will be determined in accordance with GAAP consistently applied, and on a consolidated basis based upon the consolidated and consolidating financial statements of Guarantor ("Financial Covenants"). The President or Chief Financial Officer of Guarantor will certify to DFS by the 10th business day after Guarantor's filing of its 10-Q with the SEC, or more often if requested by DFS, that Guarantor is in compliance with the financial covenants as set forth in a form acceptable to DFS in its sole discretion.

12. Reviews. Guarantor grants DFS an irrevocable license to enter Guarantor's business locations during normal business hours without notice to Guarantor to:
(a) account for and inspect all Collateral; (b) verify Guarantor's compliance with this Guaranty; and (c) examine and copy Guarantor's books and records related to the Collateral.

13. Default. Guarantor will be in default under this Guaranty if: (a) Dealer breaches any terms, warranties or representations contained in any agreement between DFS and Dealer; (b) Guarantor breaches any terms, warranties or representations contained herein or in any other agreement between Guarantor and DFS; (c) any representation, statement, report or certificate made or delivered by Dealer or Guarantor to DFS is not accurate when made; (d) Dealer fails to pay any portion of Dealer's debts to DFS when due and payable under any agreement between DFS and Dealer; (e) Guarantor fails to pay any portion of Guarantor's debts to DFS when due and payable under any agreement between DFS and Guarantor;
(f) Dealer or Guarantor abandons any Collateral; (g) Dealer or Guarantor is or becomes in default in the payment of any debt owed to any third party; (h) a money judgment issues against Dealer or Guarantor; (i) an attachment, sale or seizure issues or is executed against any assets of Dealer or Guarantor; (j) Any general partner dies while Guarantor is a general or limited partnership, or any member dies while Guarantor is a limited liability company, as applicable; (k) Dealer or Guarantor shall cease existence as a corporation, partnership, or limited liability company, as applicable; (l) Dealer or Guarantor ceases or suspends business; (m) Dealer, Guarantor or any member while Dealer or Guarantor is a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (n) Dealer, Guarantor or any member while Dealer or Guarantor is a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Dealer, Guarantor or any member while Dealer or Guarantor is a limited liability company, as applicable; (p) this Guaranty or any other guaranty of Dealer's debts to DFS is terminated; (q) Dealer or Guarantor loses any franchise, permission, license or right to sell or deal in any Collateral which DFS finances for Dealer or Guarantor; or (r) Dealer or Guarantor misrepresents their respective financial condition or organizational structure.

14. Rights of DFS Upon Default. In the event of a default:
        (a) DFS may at any time at DFS' election, without notice or demand to Dealer or Guarantor, do any one or more of the following: declare all or any part of the debt Guarantor owes DFS, whether contingent or noncontingent and whether arising hereunder or under any other agreement between Guarantor and DFS, immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess,

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               transfer and dispose of the  Collateral);  and/or cease
               extending any additional credit to Guarantor, if applicable, or Dealer.
        (b) Guarantor will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.
        (c) Upon DFS' oral or written demand, Guarantor will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Guarantor, take immediate possession of the Collateral together with all related documents.

               All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.

15. Sale of Collateral. Guarantor agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Guarantor agrees that the purchase of any Collateral by a vendor, as provided in any agreement between DFS and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Guarantor further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Guarantor irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Guaranty.

16. Power of Attorney. Guarantor grants DFS an irrevocable power of attorney to: execute or endorse on Guarantor's behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply any omitted information and correct errors in any documents between DFS and Guarantor; initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and DFS' rights and interest therein.

17. Termination. Guarantor may terminate this Guaranty by a written notice to DFS, the termination to be effective sixty (60) days after DFS receives and acknowledges it, but the termination will not terminate Guarantor's obligations hereunder for Liabilities arising prior to the effective termination date.

18. Binding Effect. Guarantor cannot assign this Guaranty without DFS' prior written consent, although DFS may assign its interest herein without notice to, or consent from, Guarantor. This Guaranty will protect and bind DFS' and Guarantor's respective heirs, representatives, successors and assigns.

19. Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Guarantor at its address below; (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

20. Severability. If any provision of this Guaranty or its application is invalid or unenforceable, the remainder of this Guaranty will not be impaired or affected and will remain binding and enforceable.

21. Supplement. If Guarantor and DFS have heretofore executed other guaranties or agreements in connection with all or any part of the Collateral, this Guaranty

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shall  supplement  each and every other such guaranty and  agreement  previously executed by and between Guarantor and DFS, and in that event this Guaranty shall neither be deemed a novation nor a termination of such previously executed guaranty or agreement nor shall execution of this Guaranty be deemed a satisfaction of any obligation secured by such previously executed guaranty or agreement.

22. Receipt of Guaranty. Guarantor has read and understood all terms and provisions of this Guaranty. Guarantor acknowledges receipt of a true copy of this Guaranty and of all agreements between DFS and Dealer. The meanings of all terms herein are equally applicable to both the singular and plural forms of such terms. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Guaranty, any agreement between DFS and Dealer, any Statement of Transaction, billing statement, invoice from a vendor, financial statements or other report, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Guaranty or any other agreement between DFS and Guarantor, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

23. NO ORAL AGREEMENTS. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect Guarantor and DFS from misunderstanding or disappointment, any agreements Guarantor and DFS or Dealer and DFS reach covering such matters are contained in this Guaranty, an Agreement for Wholesale Financing, or another agreement between Guarantor and DFS or between Dealer and DFS, which agreement(s) is (are) the complete and exclusive statement of the agreement between Guarantor and DFS and between Dealer and DFS, except as specifically provided herein, in such other agreement(s) or as Guarantor and DFS or Dealer and DFS may later agree in writing.

24. Miscellaneous. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Dealer. If DFS is required in any action involving Dealer to return or rescind any payment made to or value received by DFS from or for the account of Dealer, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by DFS and notwithstanding any termination of this Guaranty or DFS' release of Guarantor. Any delay or failure by DFS, or DFS' successors or assigns, in exercising any of DFS' rights or remedies hereunder will not waive any such rights or remedies. If Guarantor fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt directly owed by Guarantor to DFS, which shall be subject to finance charges at the highest rate allowed by law; and (b) due and payable immediately in full. Guarantor agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Guaranty are for convenience only and do not define or limit the contents of any Section.

25.     BINDING ARBITRATION.
        25.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to: (a) this Guaranty and/or any amendments and addenda

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hereto,  or the breach,  invalidity or termination  hereof;  (b) any previous or subsequent agreement between DFS and us; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by an employee, agent, officer or director of a DFS Company, whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer or DFS and Guarantor; and/or (d) any other relationship, transaction, dealing or agreement between DFS and Dealer or DFS and Guarantor (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

        25.2 Administrative Body. All arbitration hereunder will be conducted in accordance with The Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitrations will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Dealer.

        25.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

        25.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

        25.5 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be entered as a judgment or order in any state or federal court and may be entered as a judgment or order within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

        25.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent DFS' or Guarantor's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Guarantor's right to compel arbitration of any Dispute.

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        25.7 Attorneys'  Fees. If either Guarantor or DFS bring any other action for judicial relief with respect to any Dispute (other than those set forth in the immediately preceding paragraph), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Guarantor or DFS bring or appeal an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action.

        25.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two
(2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute.

        25.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Guaranty.

26. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS GUARANTY IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DFS AND GUARANTOR WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

27. Governing Law. Guarantor acknowledges and agrees that this Guaranty and all agreements between Dealer and DFS have been substantially negotiated, and will be performed, in the state of Massachusetts. Accordingly, Guarantor agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which will control and govern all arbitration proceedings hereunder.

THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

Date:  December 1, 1997

ELCOM INTERNATIONAL, INC.

By:  /s/ Laurence F. Mulhern
[Print Name:  Laurence F. Mulhern   ]
Title:  CFO

By:
[Print Name:                       ]
Title:

Address of Guarantor(s):
10 Oceana Way
Norwood, MA  02062


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